EXHIBIT 10.11

                                                                March 30, 1999

                           TRANSFORMATION AGREEMENT

between

Siemens AG HL

a company incorporated under the laws of the Federal Republic of Germany, whose registered office is at Wittelsbacherplatz 2, 80312 Munich

- hereinafter referred to as SIEMENS

and

CREE Research, Inc.

a company incorporated under the laws of North Carolina, whose registered office is at 4600 Silicon Drive, Durham, NC 27703.

- hereinafter referred to as CREE

and

OSRAM Opto Semiconductors GmbH & Co. OHG

a company incorporated under the laws of the Federal Republic of Germany, whose registered office is at Wernerwerkstrasse 2, 83049 Regensburg,

- hereinafter referred to as OSRAM OS

Whereas -

the parties hereto except OSRAM OS have entered into a Development, License and Supply Agreement dated October 25, 1995, and a Purchase Agreement dated September 6, 1996 and amendments thereto (hereinafter referred to collectively as the "Agreements").

which are in full force and effect, unconditional and unterminated as of today.

SIEMENS as party to the Agreements, now intends to transfer its position as party to the Agreements to its subsidiary, OSRAM OS.

OSRAM OS wishes to take over SIEMENS' position and become party instead and place of SIEMENS.


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Now it is hereby agreed as follows:

With effect as of January 1st, 1999 the Agreements shall be modified as follows:

      Siemens Aktiengesellschaft, a company incorporated in the Federal Republic of Germany and having its registered address at Wittelsbacherplatz 2, Postfach 10 12 12, D 80312 Muenchen, the Federal

      Republic of Germany,

      in each case shall be substituted by:

      OSRAM Opto Semiconductors GmbH & Co. OHG, Wernerwerkstrasse 2, 93049 Regensburg, the Federal Republic of Germany, "OSRAM OS".

      Consequentially, each reference in the wording of the Agreements to "Siemens" or "Siemens HL" shall be deemed to read "OSRAM OS" instead.

      Nothing herein shall be construed to release SIEMENS from its obligations under the Agreements, including but not limited to its obligations with respect to confidential information of CREE, and SIEMENS shall in all events remain responsible for performance of the Agreements by OSRAM OS.

      Correspondence of technical, commercial or sales-related content necessary in the course of performing this agreement shall pass directly between Siemens HL OS and the competent departments at OSRAM OS, Wernerwerkstrasse 2, 93049 Regensburg.

Apart from the above changes, the Agreements shall remain unaltered in full force and effect.

OSRAM OS agrees to be bound by and  comply  with the  Restricted  Use  Agreement
(RUA) dated October 1, 1994 between Siemens and Cree with respect to all SiC material supplied by Cree.

Durham, dated this March 30, 1999

 ..../s/..............................
CREE Research, Inc.

Regensburg, dated this ...30.3.., 1999    Regensburg, dated this ....30.3..,
1999



 ..../s/..............................    ..../s/................................
SIEMENS AG HL                            OSRAM Opto Semiconductors
                                          GmbH & Co. OHG